Fourth Quarter 2014 Financial Results Conference Call February 12, 2015 NASDAQ: HDNG www.hardinge.com Douglas J. Malone Vice President and Chief Financial Officer Richard L. Simons Chairman, President and Chief Executive Officer

© Hardinge 2015 www.hardinge.com 2 Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

© Hardinge 2015 www.hardinge.com 3 Sales ($ in millions) $58 $90 $84 $109 $101 $74 $105 $121 $100 $103 $125 $147 $129 $120 $108 2010 2011 2012 2013 2014 North America Europe Asia $329 $257 $342 $334 $36 $23 $25 $24 $29 $29 $25 $26 $21 $31 $38 $23 $28 $24 $33 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 North America Europe Asia $71 $79 $103 Quarterly Net Sales Annual Net Sales Q4 2014 included solid sales growth to each geographic region compared with recent quarters; Q4 2013 included strong shipments of acquired Usach backlog Actual net sales may differ due to rounding. $69 $93 $312

© Hardinge 2015 www.hardinge.com 4 23.9% 26.7% 29.0% 28.9% 27.9% 2010 2011 2012 2013* 2014* $103 $71 $79 $69 $93 29.3% 27.1% 28.0% 27.1% 29.1% Q4 2013* Q1 2014 Q2 2014* Q3 2014 Q4 2014 $257 $342 $334 $329 $312 Gross Margin Quarterly Sales & Adjusted Gross Margin* Annual Sales & Adjusted Gross Margin* Q4 2014 gross margin reflected improved mix and leveraging fixed manufacturing costs on higher sales levels Sales ($ in millions) * Gross Margin for Q4 2013, Q2 2014, 2013 and 2014 were adjusted to exclude unusual items. Adjusted Gross Margin is a non-GAAP measure. See supplemental slides for Adjusted Gross Margin reconciliation and other important disclaimers regarding Adjusted Gross Margin. Amounts shown pertain to continuing operations. Actual net sales may differ due to rounding.

© Hardinge 2015 www.hardinge.com 5 $257 $342 $334 $329 $312 (0.4)% 4.9% 6.1% 5.3% 1.7% 2010* 2011 2012* 2013* 2014* $103 $71 $79 $69 $93 8.3% (0.4)% 2.2% (2.3)% 5.6% Q4 2013* Q1 2014* Q2 2014* Q3 2014* Q4 2014* Operating Margin Quarterly Sales & Adjusted Operating Margin* Annual Sales & Adjusted Operating Margin* Sales ($ in millions) * Operating Margin for all periods shown except for 2011 were adjusted to exclude unusual items. Adjusted Operating Margin is a non-GAAP measure. See supplemental slides for Adjusted Operating Margin reconciliation and other important disclaimers regarding Adjusted Operating Margin. Actual net sales may differ due to rounding. Q4 2014 benefited from improved gross margin and SG&A leverage on higher sales; earlier 2014 quarters were impacted by lower factory utilization All amounts shown pertain to continuing operations.

© Hardinge 2015 www.hardinge.com 6 $257 $342 $334 $329 $312 2.4% 7.1% 8.3% 8.2% 4.8% 2010 2011 2012 2013 2014 $103 $71 $79 $69 $93 11.1% 3.1% 5.4% 1.1% 8.3% Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 EBITDA Margin* Quarterly Sales & Adjusted EBITDA Margin* Annual Sales & Adjusted EBITDA Margin* Sales ($ in millions) * Adjusted EBITDA Margin is a non-GAAP financial measure. Hardinge believes that the use of Adjusted EBITDA Margin helps in the understanding of the Company’s financial results. See supplemental slides for an Adjusted EBITDA Margin reconciliation and other important disclaimers regarding Adjusted EBITDA Margin. Actual net sales may differ due to rounding. All amounts shown pertain to continuing operations. $11.4 $2.2 $4.2 $0.7 $7.7 $6.1 $27.9 $26.9 $24.3 $14.9

© Hardinge 2015 www.hardinge.com 7 $8.4 ($0.7) $1.4 ($2.7) $4.6 Q4 2013* Q1 2014* Q2 2014* Q3 2014* Q4 2014* Quarterly Adjusted Net Income (Loss)* ($3.4) $12.0 $15.4 $14.9 $2.8 2010* 2011 2012* 2013* 2014* Annual Adjusted Net (Loss) Income* Net Income (Loss) ($ in millions) * Net Income (Loss) for all periods shown except 2011 were adjusted to exclude unusual items. Adjusted Net Income is a non-GAAP measure. See supplemental slides for Adjusted Net Income (Loss) reconciliation and other important disclaimers regarding Adjusted Net Income (Loss). All amounts shown pertain to continuing operations.

© Hardinge 2015 www.hardinge.com 8 Geographic Diversity Creates Larger Addressable Market ($ in millions) Annual Orders $67 $95 $79 $86 $105 $91 $120 $106 $95 $109 $139 $157 $103 $107 $117 2010 2011 2012 2013 2014 North America Europe Asia $331 $288 $372 $297 $288 Quarterly Orders $24 $24 $27 $22 $32 $24 $29 $23 $26 $31 $26 $28 $30 $27 $32 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 North America Europe Asia $75 $95 $80 $81 $74 Orders improved in all markets Actual orders may differ due to rounding.

© Hardinge 2015 www.hardinge.com 9 ($ in millions) Backlog Lead times vary by product line  Grinding: six to nine months  Milling and turning: two to six months  Workholding parts and accessories: Standard - next day, Specials – four to eight weeks Backlog Feeds 2015 Sales Outlook $39 $43 $45 $48 $47 $42 $47 $46 $47 $48 $10 $11 $12 $12 $10 12/31/2013 3/31/2014 6/30/2014 9/30/2014 12/31/2014 Grinding Milling & Turning Workholding Parts & Accessories $107 $91 $101 $103 $105

© Hardinge 2015 www.hardinge.com 10 Source: Oxford Economics Fall 2014 Global Machine Tool Outlook Report Emerging Economies Drive Demand $0 $20 $40 $60 $80 $100 $120 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Americas Europe Asia World M ac h in e T o ol C o n s u m p ti o n (i n U S $ b ill io n s ) Drivers of Machine Tool Consumption:  Older machines – technologically obsolete  Skilled machinists – shrinking supply  Emerging economies – growing middle class  Global competitiveness – advancing productivity 2014-2018 Forecast CAGR  World ~6%  Asia ~7%  Europe ~4%  Americas ~4% Oxford Economics Machine Tool Forecast $80 billion industry

© Hardinge 2015 www.hardinge.com 11 2015 Expectations  Continued optimistic outlook for 2015  Economists project further growth in machine tool orders  Consider seasonality, with Q1 impacted by Chinese New Year and Q3 impacted by European summer vacation season  Q1 2015 sales expected to be in-line with Q1 2014; growth thereafter driven by scheduled backlog and quoting pipeline

© Hardinge 2015 www.hardinge.com 12 2020 VISION Hardinge’s 2020 Vision Revenue >$600 million EBITDA Margin: ~13% = ~$80 million  Capture market share with new products and improved distribution  Penetrate new industrial and geographic end markets  Participate in projected 6% compound annual growth rate of global machine tool demand  Acquire additional Aftermarket Tooling and Accessories businesses (~$60 to $80 million) Current Strength Enables Achievement of 2020 Vision

NASDAQ: HDNG www.hardinge.com Fourth Quarter 2014 Financial Results Conference Call February 12, 2015

NASDAQ: HDNG SUPPLEMENTAL INFORMATION www.hardinge.com

© Hardinge 2015 www.hardinge.com 15 60 58 57 59 61 2010 2011 2012 2013 2014 Emphasis on Productivity and Cash Inventory Turns (Monthly Avg) Receivable Days Outstanding (Monthly Avg) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits  At 41%, we believe our managed working capital to be in upper quartile of industry  Machine tool industry requires higher inventory to support customers’ needs 47% 38% 41% 43% 41% 2010 2011 2012 2013 2014 1.8 2.1 1.8 1.9 1.9 2010 2011 2012 2013 2014 Managed Working Capital* as a Percent of Sales (Monthly Avg)

© Hardinge 2015 www.hardinge.com 16 $157.9 $147.0 $161.2 $203.8 $169.6 $5.0 $21.5 $20.0 $26.6 $16.2 2010 2011 2012 2013 2014 Equity Debt $30.9 $21.7 $26.9 $34.7 $16.3 2010 2011 2012 2013 2014 Financial Strength and Flexibility Total Capitalization ($ in millions) $19.2 $7.6 $3.9 $3.2 $6.0 2011* 2012* 2013 2014 2015E * Reflects expansion capital investments in China and Switzerland of $17.2 million in 2011 and $3.3 million in 2012 Cash & Cash Equivalents Capital Expenditures $162.9 $168.5 $181.2 $230.4 $185.8 Total Capitalization

© Hardinge 2015 www.hardinge.com 17 Adjusted Gross Profit & Margin Reconciliation ($ in millions) Gross Profit and Gross Margin for 2013, 2014, Q4 2013 and Q2 2014 were adjusted to exclude unusual items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Gross Profit, which is a non-GAAP measure, assists in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. Q4 Q1 Q2 Q3 Q4 2010 2011 2012 2013 2014 2013 2014 2014 2014 2014 Sales $ 257.0 $ 341.6 $ 334.4 $ 329.5 $ 311.6 $ 103.1 $ 70.9 $ 78.9 $ 68.9 $ 93.0 Cost of sales 195.7 250.5 237.6 236.2 224.8 73.7 51.7 56.9 50.2 66.0 Gross profit 61.3 91.1 96.8 93.3 86.8 29.4 19.2 22.0 18.7 27.0 Inventory step-up charge - - - 1.9 0.1 0.8 - 0.1 - - Adjusted gross profit $ 61.3 $ 91.1 $ 96.8 $ 95.2 $ 86.9 $ 30.2 $ 19.2 $ 22.1 $ 18.7 $ 27.0 Adjusted gross margin 23.9% 26.7% 29.0% 28.9% 27.9% 29.3% 27.1% 28.0% 27.1% 29.1%

© Hardinge 2015 www.hardinge.com 18 Annual Adjusted Net (Loss) Income, Operating (Loss) Income & Margin and EBITDA & Margin ($ in millions) Net (Loss) Income, Operating (Loss) Income, Operating Margin, EBITDA and EBITDA Margin in 2010, 2012, 2013 and 2014 were adjusted to exclude unusual items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net (Loss) Income, Adjusted Operating (Loss) Income and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. 2010 2011 2012 2013 2014 Net (loss) income $ (5.2) 12.0$ 17.9$ 9.9$ (2.1)$ Impairment charges - - - 6.2 5.4 Income from discontinued operations and gain on disposal of discontinued operation, net of tax - - - (5.5) (0.2) Gain on purchase of business (0.6) - - - (0.5) Inventory step-up charge - - - 1.9 0.1 Acquisition transaction expenses - - 0.2 2.2 0.1 Other adjustments 2.4 - (2.7) 0.2 - Adjusted net (loss) income (3.4) 12.0 15.4 14.9 2.8 Plus: Interest expense, net 0.3 0.2 0.7 1.0 0.7 Adjusted income tax expense 2.2 4.4 4.3 1.4 1.6 Adjusted operating (loss) income (0.9) 16.6 20.4 17.3 5.1 Depreciation and amortization expense 7.0 7.7 7.5 9.6 9.8 Adjusted EBITDA 6.1$ 24.3$ 27.9$ 26.9$ 14.9$ Sales $257.0 $341.6 $334.4 $329.5 $311.6 Adjusted operating margin (0.4)% 4.9% 6.1% 5.3% 1.7 % Adjusted EBITDA margin 2.4% 7.1% 8.3% 8.2% 4.8%

Quarterly Adjusted Net Income (Loss), Operating Income (Loss) & Margin and EBITDA & Margin

HARDINGE

($ in millions)

	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014
Net income (loss)	$ 6.1	$ (0.5)	$ 1.3	$ (7.6)	$ 4.5
Impairment charges	6.2	-	-	5.4	-
Income from discontinued operations and gain on disposal of discontinued operation, net of tax	(5.0)	(0.2)	-	-	-
Gain on purchase of business	-	-	-	(0.5)	-
Inventory step-up charge	0.8	-	0.1	-	-
Acquisition transaction expenses	0.3	-	-	-	0.1
Other adjustments	-	-	-	-	-
Adjusted net income (loss)	8.4	(0.7)	1.4	(2.7)	4.6
Plus: Interest expense, net	0.3	0.2	0.1	0.2	0.2
Adjusted income tax (benefit) expense	(0.1)	0.2	0.2	0.9	0.4
Adjusted operating income (loss)	8.6	(0.3)	1.7	(1.6)	5.2
Depreciation and amortization expense	2.8	2.5	2.5	2.3	2.5
Adjusted EBITDA	$ 11.4	$ 2.2	$ 4.2	$ 0.7	$ 7.7
Sales	103.1	70.9	78.9	68.9	93.0
Adjusted operating margin	8.3 %	(0.4)%	2.2 %	(2.3)%	5.6 %
Adjusted EBITDA margin	11.1 %	3.1 %	5.4 %	1.1 %	8.3 %

Quarterly Net Income (Loss), Operating Income (Loss), Operating Margin, EBITDA and EBITDA Margin in Q4 2013, Q1 2014, Q2 2014, Q3 2014 and Q4 2014 were adjusted to exclude unusual items as listed above.

Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income (Loss), Adjusted Operating Income (Loss) and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

Actual amounts may differ due to rounding.

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Quarterly Financial Appendix

HARDINGE

($ in millions, except for share and per share data)

	Quarter Ended							
	3/31/2013	6/30/2013	9/30/2013	12/31/2013	3/31/2014	6/30/2014	9/30/2014	12/31/2014
Sales	$ 67.2	$ 79.4	$ 79.8	$ 103.1	$ 70.9	$ 78.9	$ 68.9	$ 93.0
Cost of sales	48.2	56.6	57.7	73.7	51.7	56.9	50.2	66.0
Gross profit	19.0	22.8	22.1	29.4	19.2	22.0	18.7	27.0
Gross profit margin	*28.2%*	*28.7%*	*27.7%*	*28.6%*	*27.1%*	*27.9%*	*27.1%*	*29.1%*
Selling, general and administrative expenses	18.2	20.0	19.6	21.8	19.1	20.1	20.1	21.7
Impairment charges	-	-	-	6.2	-	-	5.8	-
Other expense (income)	0.3	0.1	(0.1)	0.1	0.4	0.3	(0.3)	0.2
Income (loss) from operations	0.5	2.7	2.6	1.3	(0.3)	1.6	(6.9)	5.1
Operating margin	*0.7 %*	*3.4 %*	*3.2 %*	*1.3 %*	*(0.4)%*	*2.1 %*	*(10.0)%*	*5.5 %*
Interest expense, net	0.2	0.3	0.3	0.3	0.2	0.1	0.2	0.2
Income (loss) from continuing operations before income taxes	0.3	2.4	2.3	1.0	(0.5)	1.5	(7.1)	4.9
Income tax expense (benefit)	0.3	0.3	1.1	(0.1)	0.2	0.2	0.5	0.4
Income (loss) from continuing operations	$ 0.0	$ 2.1	$ 1.2	$ 1.1	$ (0.7)	$ 1.3	$ (7.6)	$ 4.5
Income from discontinued operations, net of tax	-	0.2	0.3	0.1	-	-	-	-
Gain from disposal of discontinued operation, net of tax	-	-	-	4.9	0.2	-	-	-
Net income (loss)	$ 0.0	$ 2.3	$ 1.5	$ 6.1	$ (0.5)	$ 1.3	$ (7.6)	$ 4.5
Basic earnings (loss) per share								
Continuing operations	$ -	$ 0.18	$ 0.10	$ 0.09	$ (0.05)	$ 0.11	$ (0.60)	$ 0.36
Discontinued operations	-	0.01	0.03	0.01	-	-	-	-
Disposal of discontinued operation	-	-	-	0.40	0.01	-	-	-
Earnings (loss) per share	$ -	$ 0.19	$ 0.13	$ 0.50	$ (0.04)	$ 0.11	$ (0.60)	$ 0.36
Diluted earnings (loss) per share								
Continuing operations	$ -	$ 0.18	$ 0.10	$ 0.09	$ (0.05)	$ 0.11	$ (0.60)	$ 0.35
Discontinued operations	-	0.01	0.03	0.01	-	-	-	-
Disposal of discontinued operation	-	-	-	0.40	0.01	-	-	-
Earnings (loss) per share	$ -	$ 0.19	$ 0.13	$ 0.50	$ (0.04)	$ 0.11	$ (0.60)	$ 0.35
Cash dividends declared per share	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02
Weighted avg. shares outstanding: Basic	11.7	11.7	11.7	12.2	12.5	12.7	12.7	12.7
Weighted avg. shares outstanding: Diluted	11.7	11.8	11.8	12.3	12.5	12.8	12.7	12.8

Actual amounts may differ due to rounding.

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